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                                                                    EXHIBIT 10.1




                             LIFEQUEST MEDICAL, INC.




                 SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK

                               PURCHASE AGREEMENT



                                JANUARY 21, 1999



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                 SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK
                               PURCHASE AGREEMENT


         This AGREEMENT (the "Agreement"), dated as of January 21, 1999, is entered into by and among LIFEQUEST MEDICAL, INC., a Delaware corporation (the "Company"), RICHARD A. WOODFIELD (together with any permitted assignees or successors, the "Purchaser").


                                     RECITAL

         WHEREAS, the Purchaser desires to purchase 25 shares of Series B Cumulative Convertible Preferred Stock, par value $.001 per share, of the Company (the "Series B Preferred Stock"), having the rights, preferences, privileges and restrictions set forth in the Company's Amended and Restated Certificate of Designation and Preferences of Series B Cumulative Convertible Preferred Stock by resolution, substantially in the form attached hereto as EXHIBIT A (the "Certificate of Designation"), and the Company desires to sell to the Purchaser such shares of Series B Preferred Stock on the terms and subject to the conditions set forth herein;

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the Company and the Purchaser hereby agree as follows:

                          ARTICLE I - PURCHASE AND SALE

         Section 1.1 Purchase and Sale; Purchase Price. Subject to the provisions of this Agreement, at Closing (as hereinafter defined), the Company shall sell to the Purchaser and the Purchaser shall purchase from the Company 25 shares of Series B Preferred Stock at the purchase price of $25,000 (the "Purchase Price")

         Section 1.2 Closing. The purchase and sale of the Series B Preferred Stock pursuant to Section 1.1 (the "Closing") shall take place at the offices of Fulbright & Jaworski, L.L.P., 300 Convent, Suite 2200, San Antonio, Texas 78205 or at such other place as may be agreed upon by the Company and the Purchaser, at 10:00 a.m., local time, on January 21, 1999, or at such other time and date as may be agreed upon by the Company and the Purchaser (the "Closing Date").

         Section 1.3 Transactions at Closing. At the Closing, the Company shall deliver to the Purchaser a certificate for the shares of Series B Preferred Stock to be issued and sold to the Purchaser hereunder duly registered in the Purchaser's name, or in such other name as the Purchaser shall have specified in writing to the Company, against payment in full by the Purchaser of the Purchase Price by wire transfer of immediately available funds.


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           ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Purchaser that:

         Section 2.1 Capitalization. On the Closing Date, the authorized capital stock of the Company shall consist of (a) 2,000,000 shares of preferred stock, par value $.001 per share, of which (i) 1,170 shares are designated "Series A Cumulative Convertible Preferred Stock" and of which 1,170 shares are issued or outstanding and (ii) 1,025 shares will be designated "Series B Cumulative Convertible Preferred Stock" and of which 1,000 shares will be issued and outstanding prior to the Closing Date, and (b) 50,000,000 shares of common stock, par value $.001 per share (the "Common Stock"), of which 7,212,742 shares are issued and outstanding, a total of 3,595,818 shares are reserved for issuance pursuant to outstanding options, warrants and debentures, 585,000 shares are reserved for issuance upon conversion of the Series A Preferred Stock and 512,000 shares are reserved for issuance upon conversion of the Series B Preferred Stock. The outstanding shares of Common Stock are duly authorized and validly issued, fully paid and nonassessable and not subject to preemptive rights. Holders of shares of the Company's capital stock have no preemptive rights or rights of first refusal.

         Section 2.2 Validity of Stock. The Series B Preferred Stock, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly authorized and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer, other than restrictions on transfer under applicable state and federal securities laws, and not subject to preemptive rights. The Common Stock issuable upon conversion of the Series B Preferred Stock purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Certification of Designation, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws.

         Section 2.3 Authorization; Approvals. All corporate action on the part of the Company and its stockholders necessary for the authorization, execution, delivery and performance of all its obligations under this Agreement and for the authorization, issuance and delivery of the Series B Preferred Stock being sold under this Agreement and of the Common Stock initially issuable upon conversion of the Series B Preferred Stock has been (or will be) taken prior to the Closing. This Agreement, when executed and delivered by or on behalf of the Company, shall constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company has obtained or will obtain prior to the Closing Date all necessary consents, authorizations, approvals and orders, and has made all registrations, qualifications, designations, declarations or filings with all federal, state or other relevant governmental authorities required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for such filings as may be required to be made after the Closing in order to comply with the requirements of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act") and applicable state laws.

         Section 2.4 SEC Reports. The Company has filed all reports, registration or proxy statements, forms and documents with the SEC that it was required to file since the date of the initial public offering of its Common Stock (the "SEC Filings"), all of which have complied in all material



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respects with all applicable requirements of the Securities Act and the Exchange
Act. As of their respective dates, each of the SEC Filings, including, without limitation, any financial statements or schedules included therein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         ARTICLE III - REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
                                    PURCHASER

         The Purchaser represents and warrants to the Company that:

         Section 3.1 Authorization; Approvals; No Conflicts. This Agreement, when executed and delivered by the Purchaser shall constitute the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms. The Purchaser has obtained or will obtain prior to the Closing Date all necessary consents, authorizations, approvals and orders, and have made all registrations, qualifications, designations, declarations or filings with all federal, state or other relevant governmental authorities required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement will not result in any violation of, be in conflict with, or constitute, with or without the passage of time or giving of notice or both, a default under any terms or provisions of (i) any judgment, decree or order of any court or government agency or body having jurisdiction over the Purchaser or his properties; (ii) any agreement, contract, understanding, indenture or other instrument to which the Purchaser is a party or by which the Purchaser is bound, the effect of which would have a material adverse effect on the assets, properties, condition (financial or otherwise), operating results, prospects or business of the Purchaser; or (iii) any statute, rule or governmental regulation applicable to the Purchaser.

         Section 3.2 Investment Representations. The Purchaser is acquiring the Series B Preferred Stock (and any Common Stock into which the Series B Preferred Stock may be converted) for the Purchaser's own account, for investment purposes and not with a view to, or for sale in connection with, any distribution of such shares.

         Section 3.3 Investment Experience; Access to Information. The Purchaser is an "accredited investor," as that term is defined in Rule 501(a) promulgated under the Securities Act. The Purchaser has been afforded prior to the Closing Date the opportunity to ask questions of, and to receive answers from, the Company and to obtain any additional information, written and oral, to the extent the Company has such information or could have acquired it without unreasonable effort or expense, all as necessary for the Purchaser to make an informed investment decision with respect to the purchase of the Series B Preferred Stock.

         Section 3.4 Restrictions on Transfer. The Purchaser agrees that (a) the Purchaser will not offer, sell, transfer, give, pledge, hypothecate or otherwise dispose of the Series B Preferred Stock (or the Common Stock into which it may be converted) or make any attempt to do the foregoing unless such offer, sale, transfer, gift, pledge, hypothecation or other disposition is (i) registered under the Securities Act and any applicable state securities law, or (ii) in compliance with an opinion of counsel to the Purchaser, delivered to the Company and reasonably acceptable to counsel for the



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Company, to the effect that such offer, sale, pledge, hypothecation or other disposition thereof does not violate the Securities Act or applicable state securities law, and (b) the certificate(s) representing the Series B Preferred Stock (and any Common Stock into which it may be converted) shall bear a legend stating in substance:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. NEITHER THE SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

         Upon request of a holder of Series B Preferred Stock (or the Common Stock into which it has been converted), the Company shall remove the legend set forth above from the certificates evidencing such Series B Preferred Stock or Common Stock or issue to such holder new certificates therefor free of such legend, if with such request the Company shall have received an opinion of counsel selected by the holder and reasonably satisfactory to the Company, in form and substance reasonably satisfactory to the Company, to the effect that such Series B Preferred Stock or Common Stock is not required by the Securities Act to continue to bear the legend.

         Section 3.5 Transfer Instructions. The Purchaser agrees that the Company may provide for appropriate transfer instructions to implement the provisions of Section 3.4 hereof.

         Section 3.6 Fees and Commissions. The Purchaser has retained not any finder, broker, agent, financial advisor or other intermediary in connection with the transactions contemplated by this Agreement, and the Purchaser agrees to indemnify and hold harmless the Company from liability for any compensation to any such finder, broker, agent, financial advisor or other intermediary and the fees and expenses of defending against such liability or alleged liability.

               ARTICLE IV - CONDITIONS TO CLOSING OF THE PURCHASER

         The obligation of the Purchaser on the Closing Date to purchase the Series B Preferred Stock shall be subject to each of the following conditions precedent, any one or more of which may be waived by the Purchaser:



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                  (a) Representations and Warranties. The representations and warranties made by the Company herein shall be true and accurate in all material respects on and as of the Closing Date as if made on the Closing Date.

                  (b) Performance. The Company shall have performed and complied with all agreements and conditions contained herein and other documents incident to the transactions contemplated by this Agreement required to be performed or complied with by it prior to or at the Closing.

                  (c) Consents. The Company shall have secured all permits, consents and authorizations that shall be necessary or required lawfully to consummate the transactions contemplated by this Agreement, to issue the Series B Preferred Stock to be purchased by the Purchaser and to issue the Common Stock into which the Series B Preferred Stock may be converted.

                  (d) Compliance Certificates. The Company shall have delivered to the Purchaser or his representative at the Closing an Officer's Certificate to the effect that all conditions specified in subsections (a) to (c), inclusive, have been fulfilled.

                  (e) Certificate of Designation. The Certificate of Designation shall have been duly filed with the Secretary of State of the State of Delaware.

                ARTICLE V - CONDITIONS TO CLOSING OF THE COMPANY

         The obligation of the Company on the Closing Date to issue and sell the Series B Preferred Stock to be purchased under this Agreement shall be subject to the representations and warranties made by the Purchaser herein being true and accurate on and as of such Closing Date.

                        ARTICLE VI - REGISTRATION RIGHTS

         Section 6.1 Shelf Registration. The Company shall file a "shelf" registration statement on an appropriate form under the 1933 Act (the "Shelf Registration") covering all of the Common Stock into which the Series B Preferred Stock is convertible (the "Registrable Securities") within ninety (90) days from the Closing and shall use its best efforts to cause the Shelf Registration to be declared effective and to keep the Shelf Registration continuously effective until all of the Registrable Securities registered therein cease to be Registrable Securities. The securities shall cease to be Registrable Securities when (a) the Shelf Registration shall have become effective under the Securities Act and such securities shall have been disposed of pursuant to the Shelf Registration, or (b) such securities shall have been sold as permitted by Rule 144 under the Securities Act. The Company agrees, if necessary, to supplement or amend the Shelf Registration, as required by the registration form utilized by the Company or by the instructions applicable to such registration form or by the Securities Act, and the Company agrees to furnish to the holders of the Registrable Securities copies of any such supplement or amendment prior to its being used.



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         Section 6.2 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities pursuant to this Agreement, the Company shall, as expeditiously as reasonably possible:

                  (a) Furnish to the Purchaser such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by him;

                  (b) Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Purchaser, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify as a broker-dealer in any states or jurisdictions or to do business or to file a general consent to service of process in any such states or jurisdictions;

                  (c) Notify the purchaser of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto and covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

                  (d) In the event of the notification provided for in Section 6.2(c) above, the Company shall use its best efforts to prepare and file with the SEC (and to provide copies thereof to the Purchaser) as soon as reasonably possible an amended prospectus complying with the Securities Act.

                  (e) For so long as the Purchaser holds beneficially or of record (including shares issuable upon the conversion of the Series B Preferred Stock) five percent (5%) or more of the shares of Common Stock from time to time outstanding, the Purchaser shall agree to any restrictions on his resale of the Registrable Securities, whether in public or non-public transactions, for a period not in excess of ninety (90) days in any period of twelve (12) consecutive months, as required by the managing underwriter, representative or selling agent of any public or private offering of securities by the Company and shall execute and deliver to the Company and such managing underwriter, representative or selling agent an agreement to such effect, if each other director and executive officer of the Company and holder of five percent (5%) or more of the shares of Common Stock from time to time outstanding likewise agrees to such restrictions on resale and executes and delivers such an agreement.

         Section 6.3 Expenses of Registration. All expenses (other than underwriting discounts and commissions) incurred in connection with the registration or sale of the Registrable Securities pursuant to this Section, including, without limitation, all registration, filing and qualification fees, printer's expenses, and accounting and legal fees and expenses of the Company, shall be borne by the Company.



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         Section 6.4 Indemnification Regarding Registration Rights. If any
Registrable Securities are included in a registration statement under this
Section:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless the Purchaser against any losses, claims, damages, liabilities (joint or several) or any legal or other costs and expenses reasonably incurred by him in connection with investigating or defending any such loss, claim, damage, liability or action to which he may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, costs, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact with respect to the Company or its securities contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements therein;
(ii) the omission or alleged omission to state therein a material fact with respect to the Company or its securities required to be stated therein or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law. Notwithstanding the foregoing, the indemnity agreement contained in this Section 6.4(a) shall not apply and the Company shall not be liable (i) in any such case for any such loss, claim, damage, costs, expenses, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any the Purchaser, underwriter or controlling person, or (ii) for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld.

                  (b) To the extent permitted by law, the Purchaser who participates in a registration pursuant to the terms and conditions of this Agreement shall indemnify and hold harmless the Company, each of its directors and officers who have signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, each of the Company's employees, agents, counsel and representatives, any underwriter and any other person or entity selling securities in such registration statement, against any losses, claims, damages, costs, expenses, liabilities (joint or several) to which the Company or any such director, officer, controlling person, employee, agent, representative, underwriter, or such other person or entity, may become subject, under the Securities Act, the Exchange Act or other federal or state law, only insofar as such losses, claims, damages, costs, expenses or liabilities or actions in respect thereto arise out of or are based upon any Violation, in each case to the extent and only to the extent that such Violation occurs in reliance upon and in conformity with written information furnished by the Purchaser expressly for use in connection with such. The Purchaser will indemnify any legal or other expenses reasonably incurred by the Company or any such director, officer, employee, agent representative, controlling person, underwriter or such person or entity, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 6.4(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, costs, expenses, liability or action if such settlement is effected without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.



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                  (c) Promptly after receipt by an indemnified party under this
Section 6.4 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.4, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses of such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve the indemnifying party of its obligations under this Section 6.4, except to the extent that the failure results in a failure of actual notice to the indemnifying party and such indemnifying party is materially prejudiced in its ability to defend such action solely as a result of the failure to give such notice.

                  (d) If the indemnification provided for in this Section 6.4 is unavailable to an indemnified party under this Section 6.4 in respect of any losses, claims, damages, costs, expenses, liabilities or actions referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, costs, expenses, liabilities or actions in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand and of the Purchaser, on the other, in connection with the Violation that resulted in such losses, claims, damages, costs, expenses, liabilities or actions. The relative fault of the Company, on the one hand, and of the Purchaser, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of the material fact or the omission to state a material fact relates to information supplied by the Company or by the Purchaser, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) The Company, on the one hand, and the Purchaser, on the other hand, agree that it would not be just and equitable if contribution pursuant to this Section 6.4 were determined by a pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of losses, claims, damages, costs, expenses, liabilities and actions referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such indemnified party in connection with defending any such action or claim. Notwithstanding the provisions of this Section 6.4, neither the Company nor the Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the securities were offered to the public exceeds the amount of any damages which the Company or the Purchaser has otherwise been required to pay by reason of such Violation. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.



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         Section 6.5 Reports Under the Exchange Act. So long as the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, with a view to making available to the Purchaser the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Purchaser to sell securities of the Company to the public without registration or pursuant to a shelf registration on Form S-3, if applicable, the Company agrees to use its reasonable efforts to:

                  (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times;

                  (b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

                  (c) Use its best efforts to include, upon notice of issuance, all Common Stock covered by such registration statement on NASDAQ National Market if the Common Stock is then quoted on NASDAQ National Market; or list all Common Stock covered by such registration statement on such securities exchange on which any of the Common Stock is then listed; or, if the Common Stock is not then quoted on NASDAQ National Market or listed on any national securities exchange, use its best efforts to have such Common Stock covered by such registration statement quoted on NASDAQ National Market or, at the option of the Company, listed on a national securities exchange; and

                  (d) Furnish to the Purchaser, so long as the Purchaser owns any Registrable Securities, (i) forthwith upon request a copy of the most recent annual or quarterly report of the Company and such other SEC reports and documents so filed by the Company, and (ii) such other information (but not any opinion of counsel) as may be reasonably requested by the Purchaser seeking to avail himself of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

         Section 6.6 Assignment of Registration Rights. Subject to the terms and conditions of this Agreement, the right to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by the Purchaser to any transferee or assignee of such securities; provided that said transferee or assignee is a transferee or assignee of at least ten percent (10%) of the Registrable Securities and provided that the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act; it being the intention that so long as the Purchaser holds any Registrable Securities hereunder, either Purchaser or his transferee or assignee of at least ten percent (10%) may exercise the registration rights hereunder. Other than as set forth above, the parties hereto hereby agree that the registration rights hereunder shall not be transferable or assigned and any contemplated transfer or assignment in contravention of this Agreement shall be deemed null and void and of no effect whatsoever.



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                           ARTICLE VII - MISCELLANEOUS

         Section 7.1 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof. No party shall be liable or bound to any other party in any manner by any warranties, representation, or covenants except as specifically set forth herein or therein.

         Section 7.2 Survival of Representations and Warranties. The warranties, representations and covenants of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

         Section 7.3 Notices. All notices, requests, demands, consents and other communications herein shall be in writing and shall be deemed, unless otherwise specified herein, to have been duly given if personally delivered or mailed, first-class certified mail, postage prepaid and return receipt requested or sent by recognized overnight courier service or transmitted by telex or facsimile, as follows:

                  (a)      If to the Company:

                           LifeQuest Medical, Inc.
                           12961 Park Central, Suite 1300
                           San Antonio, Texas  78216
                           Attention: Chief Financial Officer
                           Facsimile number: (210) 495-4441

                           with a copy to (which shall not constitute effective notice to the Company):

                           Fulbright & Jaworski L.L.P.
                           300 Convent Street, Suite 2200
                           San Antonio, Texas  78205
                           Attention:  Phillip M. Renfro, Esq.
                           Facsimile number:  (210) 270-7205

                  (b)      If to Woodfield:

                           Richard A. Woodfield
                           12961 Park Central, Suite 1300
                           San Antonio, Texas 78216
                           Facsimile number:  (210) 495-4441

or such other addresses as either of the parties hereto may provide from time to time in writing to the other party. For purposes of computing the time periods set forth in this Section 7.3, the delivery date shall be deemed to be (i) three
(3) days after the date of mailing, (ii) the date personally delivered



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or sent by telex or facsimile, or (iii) the business day after the date sent by recognized overnight courier service.

         Section 7.4 Amendments. Any term of this Agreement may be amended only with the written consent of the Company and the holders of the Series B Preferred Convertible Stock not previously sold to the public. Any amendment effected in accordance with this paragraph shall be binding upon each holder of Series B Preferred Stock purchased under this Agreement at the time outstanding (including Common Stock into which such Series B Preferred Stock have been converted), each future holder of such securities, and the Company.

         Section 7.5 Waiver and Consent. No action taken pursuant to this Agreement, including any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action of compliance with the other party hereto or a breach of any representations, warranties, covenants or agreements contained herein. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach, and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

         Section 7.6 Successors and Assigns. Except as otherwise expressly provided in this Agreement, all of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto (including permitted transfers of any shares of Series B Preferred Stock sold hereunder or any Common Stock issued upon conversion thereof).

         Section 7.7 Rights of Purchaser. The Purchaser shall have the absolute right to exercise or refrain from exercising any right or rights that the Purchaser may have by reason of this Agreement or any Series B Preferred Stock, including the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into any agreement with the Company for the purpose of modifying this Agreement or any agreement effecting any such modification.

         Section 7.8 Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

         Section 7.9 No Third Party Beneficiaries. Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company and the Purchaser and no other person shall acquire or have any rights under or by virtue of this Agreement.

         Section 7.10 Severability. Any provision of this Agreement that is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or lack of authorization without invalidating the remaining provisions hereof or affecting the validity, unenforceability or legality of such provision in any other jurisdiction.

         Section 7.11 GOVERNING LAW. THIS AGREEMENT AND THE LEGAL RELATIONS AMONG THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS CONFLICTS OF LAW DOCTRINE.

                         [Signatures on following page]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        COMPANY:

                                        LIFEQUEST MEDICAL, INC.


                                        By:
                                           ------------------------------------
                                              Randall K. Boatright
                                              Executive Vice President and
                                              Chief Financial Officer

                                        PURCHASER:


                                        ---------------------------------------
                                        RICHARD A. WOODFIELD